UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2005

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2005, Vical Incorporated entered into a placement agency agreement with Piper Jaffray & Co., Needham & Company, LLC and Rodman & Renshaw, LLC relating to a registered direct offering of 4,704,000 shares of Vical’s common stock. Under the terms of the transaction, Vical will sell the common stock at $4.80 per share to a group of institutional investors for gross proceeds of approximately $22.6 million. The closing of the offering is expected to take place on October 17, 2005, subject to the satisfaction of customary closing conditions. A copy of the placement agency agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on October 12, 2005, in connection with a shelf takedown from Vical’s registration statement on Form S-3 (File No. 333-107986) which became effective on December 9, 2003. A copy of the opinion of Cooley Godward LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The net proceeds from the offering will be used primarily in the further development of Vical’s cytomegalovirus vaccine, interleukin-2/electroporation, and avian influenza vaccine programs. The remainder of the net proceeds will be used for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement Vical’s business. Vical does not expect to use any of the net proceeds from the offering in the further development of its Allovectin-7® program. Vical is currently seeking a partner to pursue further development of Allovectin-7® and does not expect to conduct a Phase 3 trial of Allovectin-7® until such time, if any, as it identifies and reaches agreement with a partner.

On October 12, 2005, Vical issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement dated October 11, 2005, by and among Vical Incorporated, Piper Jaffray & Co., Needham & Company, LLC and Rodman & Renshaw, LLC.

5.1	Opinion of Cooley Godward LLP.

10.1	Separation Agreement dated April 13, 2004, by and between Vical Incorporated and Martha J. Demski.

10.2	Separation Agreement dated June 29, 2004, by and between Vical Incorporated and Alan E. Dow.

10.3	Employment offer letter effective October 11, 2004, by and between Vical Incorporated and Jill M. Church.

10.4*	Fifth Amendment dated September 8, 2005, to Research Collaboration and License Agreement dated May 31, 1991, by and between Vical Incorporated and Merck & Co., Inc.

23.1	Consent of Cooley Godward LLP (included in Exhibit 5.1).

99.1	Press release of Vical Incorporated dated October 12, 2005.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: October 12, 2005	By:	/s/ JILL M. CHURCH
Jill M. Church
Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Placement Agency Agreement dated October 11, 2005, by and among Vical Incorporated, Piper Jaffray & Co., Needham & Company, LLC and Rodman & Renshaw, LLC.

5.1	Opinion of Cooley Godward LLP.

10.1	Separation Agreement dated April 13, 2004, by and between Vical Incorporated and Martha J. Demski.

10.2	Separation Agreement dated June 29, 2004, by and between Vical Incorporated and Alan E. Dow.

10.3	Employment offer letter effective October 11, 2004, by and between Vical Incorporated and Jill M. Church.

10.4*	Fifth Amendment dated September 8, 2005, to Research Collaboration and License Agreement dated May 31, 1991, by and between Vical Incorporated and Merck & Co., Inc.

23.1	Consent of Cooley Godward LLP (included in Exhibit 5.1).

99.1	Press release of Vical Incorporated dated October 12, 2005.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.